                                                                     EXHIBIT 4.5

                           THIRD AMENDED AND RESTATED
                     CONTRIBUTION AND STOCKHOLDERS AGREEMENT

                          DATED AS OF FEBRUARY 14, 2005

                                      AMONG

                                 ACCENTURE LLP,

                                 ACCENTURE LTD,

                          ACCENTURE INTERNATIONAL SARL,

                              MICROSOFT CORPORATION

                                       AND

                                  AVANADE INC.

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                                TABLE OF CONTENTS

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SECTION 1 DEFINITIONS..........................................................................     2
      1.1     Defined Terms....................................................................     2
      1.2     Other Definitions................................................................    10
      1.3     Other Definitional Provisions; Interpretation....................................    11

SECTION 2 CONTRIBUTIONS AND STOCK ISSUANCES....................................................    12
      2.1     Initial Contributions by Accenture...............................................    12
      2.2     Initial Contributions by Microsoft...............................................    12
      2.3     Issuances of Stock...............................................................    13
      2.4     Additional Capital...............................................................    13
      2.5     Pre-Emptive Rights...............................................................    14

SECTION 3 REPRESENTATIONS AND WARRANTIES.......................................................    16
      3.1     Representations and Warranties of the Stockholders...............................    16
      3.2     Representations and Warranties of the Company....................................    17

SECTION 4 CLOSING..............................................................................    17
      4.1     Amendment and Restatement........................................................    17
      4.2     Related Agreements...............................................................    17

SECTION 5 OPERATING OBJECTIVES; CONDUCT OF THE COMPANY'S BUSINESS..............................    18
      5.1     Operating Objectives of the Company..............................................    18
      5.2     Scope of the Company's Business..................................................    18
      5.3     Company Offices..................................................................    18
      5.4     Branding.........................................................................    18
      5.5     Subsidiaries.....................................................................    19
      5.6     Use of Microsoft Technology in Offerings.........................................    19
      5.7     Internal Use of Microsoft Products by the Company................................    19
      5.8     The Company's Go-To-Market Focus Areas, Target Clients and Sales Engagement......    19
      5.9     Alliance Strategies/Alliances....................................................    19
      5.10    Affiliate Transactions...........................................................    20

SECTION 6 GOVERNANCE...........................................................................    20
      6.1     Board of Directors Prior to an Initial Public Offering...........................    20
      6.2     Board of Directors on and after an Initial Public Offering.......................    21
      6.3     Board Approvals..................................................................    21
      6.4     Microsoft Consent Rights.........................................................    21

SECTION 7 TRANSFERS............................................................................    22
      7.1     Limitations on Transfer..........................................................    22
      7.2     Transfers to Permitted Transferees...............................................    22
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      7.3     Effect of Void Transfers.........................................................    22
      7.4     Legend on Securities.............................................................    23

SECTION 8 REGISTRATION RIGHTS..................................................................    23
      8.1     Incidental Registrations.........................................................    23
      8.2     Registration on Request..........................................................    24
      8.3     Registration Procedures..........................................................    26
      8.4     Indemnification..................................................................    28
      8.5     Rule 144.........................................................................    31
      8.6     Holdback Agreement...............................................................    32

SECTION 9 PERSONNEL............................................................................    32
      9.1     Determination of Personnel Requirements and Recruiting...........................    32
      9.2     Personnel Transitioned from Stockholders.........................................    32
      9.3     Non-solicitation.................................................................    33
      9.4     Errors and Omissions Insurance...................................................    34

SECTION 10 COVENANTS...........................................................................    34
      10.1    Filings..........................................................................    34
      10.2    Agreement to Cooperate; Further Assurances.......................................    34
      10.3    Public Statements................................................................    34
      10.4    Initial Public Offering..........................................................    35
      10.5    Reservation of Common Stock; Stock Exchange Listing..............................    35

SECTION 11 CERTAIN RIGHTS TO PURCHASE OR SELL STOCK............................................    35
      11.1    Microsoft Put Right..............................................................    35
      11.2    Accenture Call Right.............................................................    36
      11.3    Rights After Triggering Events...................................................    36
      11.4    Tag-Along Rights.................................................................    38

SECTION 12 TERMINATION.........................................................................    39
      12.1    Termination of Certain Provisions Following an Initial Public Offering...........    39

SECTION 13 OTHER...............................................................................    40
      13.1    Additional Securities Subject to Agreement.......................................    40
      13.2    Termination......................................................................    40
      13.3    Injunctive Relief................................................................    40
      13.4    Obligations of the Company.......................................................    40
      13.5    Amendments.......................................................................    40
      13.6    Successors, Assigns and Transferees..............................................    40
      13.7    Notices..........................................................................    41
      13.8    Integration......................................................................    42
      13.9    Severability.....................................................................    43
      13.10   Counterparts.....................................................................    43
      13.11   Governing Law....................................................................    43
      13.12   Arbitration......................................................................    43
      13.13   Expenses.........................................................................    44
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      13.14   Specific Performance.............................................................    44
      13.15   Miscellaneous....................................................................    44
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EXHIBIT

Exhibit 10.4    Terms of Class A Common Stock and Class B Common Stock

                           THIRD AMENDED AND RESTATED
                     CONTRIBUTION AND STOCKHOLDERS AGREEMENT

      This Third Amended and Restated Contribution and Stockholders Agreement, dated as of February 14,, 2005 (this "Agreement"), is by and among Accenture LLP, an Illinois general partnership registered as a limited liability partnership ("Accenture"), Accenture Ltd, an exempted company limited by shares registered in Bermuda ("Accenture Ltd"), Accenture International Sarl, a societe a responsabilite limitee ("Accenture Sarl"), Microsoft Corporation, a Washington corporation ("Microsoft") and Avanade Inc., a Washington corporation (the "Company" or "Avanade").

                                   BACKGROUND

      WHEREAS, Accenture is a leading global management and technology consulting firm;

      WHEREAS, Microsoft develops, manufactures, licenses, and supports a wide range of software products for a multitude of computing devices;

      WHEREAS, Accenture and Microsoft desire to leverage their respective business strengths through a venture organization of highly skilled resources to develop infrastructure architecture, tools and methods and provide services that accelerate the deployment of enterprise business solutions using products designed and developed by Microsoft;

      WHEREAS, in order to provide for the formation of such venture, Accenture, Microsoft and the Company entered into the Contribution and Stockholders Agreement, dated as of February 24, 2000, among Accenture, Microsoft and the Company (the "Original Agreement");

      WHEREAS, in order to effect certain changes to the venture and their agreements with respect thereto, Accenture, Microsoft and the Company entered into the Amended and Restated Contribution and Stockholders Agreement, dated as of July 1, 2000, among Accenture, Microsoft and the Company (the "First Amended Agreement") and the Second Amended and Restated Contribution Agreement, dated as of December 21, 2001 (the "Second Amended Agreement");;

      WHEREAS, subject to the terms and conditions of the First Amended Agreement, Accenture and Microsoft contributed certain assets to the Company in consideration for the receipt of shares of the Company's Series A Preferred Stock, par value $.0001 per share (the "Series A Preferred Stock") and the Company's common stock, par value $.0001 per share;

      WHEREAS, the Company has entered into an agreement to sell to Microsoft shares of the Series A Preferred Stock under the Stock Purchase Agreement dated as of the date hereof between the Company and Microsoft (the "Purchase Agreement");WHEREAS, pursuant to the Purchase Agreement, that certain Promissory Note, dated May 22, 2003 held by Microsoft (the "Note") is being paid in full, and the corresponding loan agreement, dated May 22, 2003, between Gregory A. Sullivan Consultants, Ltd., Avanade and Microsoft (the "Loan Agreement") is being terminated; and

      WHEREAS, Accenture, Microsoft and the Company have agreed to certain amendments to the Second Amended Agreement, including the modification of the put and call option contained therein , and wish to amend and restate the Second Amended Agreement in its entirety, effective as of the date of the closings under the Purchase Agreement (the "Amendment Effective Date"); and

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                                   DEFINITIONS

      For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

      1.1 Defined Terms. As used in this Agreement:

      "Accenture Change of Control" shall mean (i) any Person or group acquiring beneficial ownership of shares representing a majority of the outstanding votes entitled to be cast for the election of directors of Accenture Ltd (other than any existing Accenture Party or any new holding company in which the shareholders of Accenture Ltd immediately prior to the formation of such holding company hold a majority of the voting power of that holding company immediately after its formation); (ii) a sale, lease or other transfer of all or substantially all of the assets of Accenture Ltd and its subsidiaries on a consolidated basis to a Person other than an Accenture Party; or (iii) any merger or consolidation of Accenture Ltd with or into any other corporation or corporations in which the shareholders of Accenture Ltd immediately prior to such transaction are not holders of a majority of the voting power of the surviving corporation or acquiring corporation immediately thereafter.

      "Accenture License Agreement" shall mean the Intellectual Property License Agreement between Accenture and the Company entered into as of the First Closing Date, as amended from time to time, providing for the license of certain intellectual property by Accenture to the Company.

      "Accenture Master Employee Services Agreement" shall mean the Master Employee Services Agreement between Accenture and the Company entered into as of the First Closing Date, as amended from time to time.

      "Accenture/Microsoft Alliance Agreement" shall mean the Amended and Restated Alliance Agreement between Accenture and Microsoft entered into as of the date hereof, as amended from time to time.

      "Accenture Nondisclosure Agreement" shall mean the Nondisclosure Agreement between Accenture and the Company entered into as of the First Closing Date, as amended from time to time.

      "Accenture Party" shall mean Accenture Ltd and its Affiliates.

      "Accenture Services Agreements" shall mean the Operating Services Agreement and the Master Services Agreement in each case between Accenture and the Company and entered into as of the First Closing Date, as amended from time to time.

      "Affiliate" shall mean (i) with respect to any Person other than an Accenture Party, (x) any Person that directly or indirectly controls, is controlled by or is under common control with, such Person or (y) any director, officer, partner or employee of such Person or of any Person specified in clause
(x) above; and (ii) with respect to any Accenture Party, any Person that directly or indirectly is controlled by or is under common control with Accenture Ltd; provided that notwithstanding the foregoing, the Company shall not be deemed an Affiliate of any of the parties hereto for purposes hereof.

      "Agreement" shall mean this Contribution and Stockholders Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

      "Alliance Management Committee" shall mean the Alliance Management Committee appointed in accordance with the Accenture/Microsoft Alliance Agreement.

      "Avanade Change of Control" shall mean (i) any Person or group acquiring beneficial ownership of securities representing a majority of the outstanding votes entitled to be cast for the election of directors of the Company (other than any Accenture Party); (ii) a sale, lease or other transfer of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis to any Person other than an Accenture Party; or (iii) any merger or consolidation of the Company with or into any other corporation or corporations in which the stockholders of the Company immediately prior to such transaction are not holders of a majority of the voting power of the surviving corporation or acquiring corporation immediately thereafter.

      "Avanade Competitor" shall mean any entity or business that directly or indirectly (through one or more Subsidiaries or joint ventures or otherwise) develops, markets and sells Competing Services across the Target Geographies to the Target Clients which compete in a material manner with Avanade Service Offerings contemplated by the Parties as of the date hereof.

      "Avanade License Agreements" shall mean (i) the Intellectual Property License Agreement in the form agreed upon by the parties hereto, providing for the license of certain intellectual property by the Company to Accenture and
(ii) the Intellectual Property License Agreement in the form agreed upon by the parties hereto, providing for the license of certain intellectual property by the Company to Microsoft.

      "Avanade Service Offerings" shall mean the services, replicable intellectual property and products of the Company, targeted at a specific business need within an agreed upon enterprise infrastructure market, data center operations market, middleware and development platform market, digital dashboard and enterprise portal, data warehousing and business intelligence market, knowledge management and collaboration market and eCommerce market, and other markets mutually agreed upon by Accenture, Microsoft and the Company. These services will take full advantage of the Microsoft Enterprise Solution Platform to the extent appropriate in light of the

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other terms this Agreement and the Joint Venture Agreements and may include, among other things, design documentation, application code, contributed intellectual property, implementation guidelines/toolkits, operational procedures and training materials.

      "Board" shall mean the Board of Directors of the Company.

      "Business Day" shall mean a day other than a Saturday, Sunday, federal or New York or Washington State holiday or other day on which commercial banks in New York, New York or Seattle, Washington are authorized or required by law to close.

      "Business Process Consulting Services" shall mean consulting services regarding an organization's business processes, for example (i) process improvement (including analysis of business processes, streamlining by means of incremental improvements, business process reengineering (including redesign and implementation) and strategic engineering), (ii) application of process skills in areas including: process delivery (the tools, methods, and skills applied to the process components of large-scale solutions), demand generation (the business processes used by clients to optimize the value of their customer relationships), supply chain operations, service operations (the transformation from cost centers to value-added customer service activities), and enterprise planning and management (including performance management, financial management, human resources management and risk management) and (iii) business process outsourcing.

      "Business Strategy Consulting Services" shall mean consulting services regarding strategies for organizations, for example (i) business strategy design and development (including review of existing and required client capabilities),
(ii) development of organizational strategy and vision, (iii) reviewing organizational knowledge base for purposes of application to strategy and (iv) dynamic business modeling.

      "Bylaws" shall mean the Bylaws of the Company as in effect from time to time in accordance with the terms hereof.

      "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company as in effect from time to time in accordance with the terms hereof.

      "Change Management Consulting Services" shall mean consulting services regarding an organization's ability to adopt changes in strategies and processes, for example (i) organization design and development (including assessment, design and implementation of organization structures and management processes), (ii) change navigation (including coaching personnel on achieving complex change rapidly and effectively), (iii) performance design and development (including reengineering roles and business processes to improve performance) and (iv) human capital management (including creating systems within organizations to manage and develop employees, and shifting the attitudes, beliefs and behavior of personnel).

      "Common Stock" shall mean, collectively, the common stock, par value $.0001 per share of the Company and, after any creation of the Class A Common Stock and Class B Common Stock as contemplated by Section 10.4, the Class A Common Stock and the Class B Common Stock.

      "Competing Alliance" shall mean a jointly-owned or jointly-operated entity, venture or long-term arrangement among two or more parties involving an investment of greater than $50,000,000 in cash or equivalent value by Microsoft or Accenture which provides for such parties (directly or indirectly) to jointly develop, market or sell Competing Services or Competing Business Solutions.

      "Competing Business Solutions" shall mean business solutions targeted at a specific business need within a vertical market or horizontal market that compete with Accenture Business Solution Offerings (as such term is defined in the Alliance Agreement).

      "Competing Services" shall mean Enterprise Services that compete with Avanade Service Offerings including those targeting products from Microsoft's Principal Competitors.

      "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") shall mean, as applied to any Person, the possession, directly or indirectly, of the power to cause the direction of the management or policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

      "WBCA" shall mean the Washington Business Corporations Act, as amended.

      "Enterprise Services" shall mean the collection of enterprise market focused professional services offerings including business strategy consulting, change management, business process consulting, information technology strategy consulting, architecture/design, development, infrastructure and solutions deployment, systems integration, application and business solution integration, support, training and lifecycle management services.

      "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

      "First Closing Date" shall mean August 3, 2000.

      "Go To Market Focus Area" shall have the meaning set forth in the Accenture/Microsoft Alliance Agreement.

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Industry Clients" shall mean independent software vendors, original equipment manufacturers, systems integrators, application services providers and business strategy consulting firms.

      "Initial Public Offering" shall mean the initial primary sale by the Company of shares of Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

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      "Marketing Initiatives" shall have the meaning set forth in the
Accenture/Microsoft Alliance Plan.

      "Material Adverse Effect" shall mean a material adverse effect upon the Company or its business or results of operations, in light of changes in the Company's business and other circumstances that have occurred since the adoption of the most recently adopted Three Year Plan.

      "Material Investment" shall mean (i) any direct or indirect investment (in one or a series of transactions) in a Principal Competitor in an amount equal to ten percent (10%) or more of the outstanding equity of such Principal Competitor (including in the aggregate its Subsidiaries), on both a vote and value basis,
(ii) in the event that the direct or indirect parent of such Principal Competitor is also a Principal Competitor, such direct or indirect investment (in one or a series of transactions) in the Subsidiary in an amount equal to ten percent (10%) or more of the outstanding equity of that parent entity (including in the aggregate its Subsidiaries), on both a vote and value basis, or (iii) the grant to any Principal Competitor of the right to use any trademark or trade name of Microsoft or Accenture, as the case may be, or any of its Subsidiaries as a co-brand in a material manner, for example by use of such trademark or tradename as a heritage line or a corporate name.

      "Microsoft Enterprise Solutions Platform" shall mean Microsoft Windows NT Server, Exchange Server, SQL Server, SMS Server and Internet Information Server (as separate products and collectively as Microsoft BackOffice); complementary BackOffice products: Microsoft SNA Server and Microsoft Proxy Server; Microsoft Site Server, Microsoft Commercial Internet Services (MCIS); 32-bit Windows and Microsoft Office; Windows CE; Internet Explorer; Microsoft Transaction Server; Microsoft Message Queue Server; Microsoft clustering technology; Microsoft's visual development tools Visual Basic, Visual C++, Visual J++ and Visual Interdev (as separate products and collectively as Microsoft Visual Studio); Microsoft Windows Distributed interNet Applications Architecture (Windows DNA and next versions: Windows DNA 2000 and Enhanced DNA); and successor products and technology focused on the development, deployment and management of Enterprise Infrastructure, Data Center, Vertical and Horizontal Offerings with particular mention to: Windows 2000 (Professional, Server, Advanced Server and Data Center version), Host Integration Server, BizTalk Server and AppCenter Server.

      "Microsoft License Agreements" shall mean (i) the Intellectual Property License Agreement, providing for the license of certain intellectual property by Microsoft to the Company and (ii) the Commercial Product Software License Agreement, in each case between Microsoft and the Company and entered into as of the First Closing Date, as amended from time to time.

      "Microsoft Master Employee Services Agreement" shall mean the Master Employee Services Agreement between Microsoft and the Company entered into as of the First Closing Date, as amended from time to time.

      "Microsoft Nondisclosure Agreement" shall mean the Nondisclosure Agreement between Microsoft and the Company entered into as of the First Closing Date, as amended from time to time.

      "Microsoft Services Agreement" shall mean the Master Services Agreement between Microsoft and the Company entered into as of the First Closing Date, as amended from time to time.

      "Microsoft Technology Competency" means the combination of skills, experience, knowledge capital, methods and tools required to successfully plan, design, implement and manage Microsoft Enterprise Solutions Platform based solutions. In this context, skill and experience are attributes primarily associated with a specific individual's depth and replicable application of knowledge on specific technologies, products and architectural frameworks. Knowledge capital, methods and tools represent intellectual property investments by an organization to capture collective skills and experience, best practices, lessons learned, guidelines and recommendations, architectural frameworks, scenario recommendations, reusable code and key contacts for replicable application.

      "Permitted Avanade Competitor Investment" shall mean:

            (a) the acquisition (in one or a series of transactions) of (x) 50% or more of the voting securities or partnership interests or (y) the right to designate 50% or more of the board of directors or other governing body, of any entity or business that has as part of its operations an Avanade Competitor, as long as both

                  (1) such Avanade Competitor accounts for less than 20% of such acquired entity's or business's gross revenues at the time of acquisition and

                  (2) the acquiring party divests the Avanade Competitor (or takes such actions as may be necessary so that the operations no longer constitute an Avanade Competitor) no later than six months after such acquisition; or

            (b) an investment (in one or a series of transactions) (i) constituting less than 50% of the voting securities or partnership interests and (ii) without any right to designate 50% or more of the directors or other governing body of any entity or business that has as part of its operations an Avanade Competitor, as long as such Avanade Competitor does not have any right to use any trademark or trade name of Microsoft or Accenture, as the case may be, or any of its Subsidiaries as a co-brand in a material manner, for example by use of such trademark or tradename as a heritage line or a corporate name for such Avanade Competitor, and either:

                  (A) at the time of such investment such Avanade Competitor accounts for less than 20% of the gross revenues of such entity or business in whom such investment is made and the good faith forecasts of such entity or business do not project such 20% threshold being exceeded within three years; or

                  (B) neither the party making such investment nor any of its
            Subsidiaries is actively involved in the management or operations of such Avanade Competitor.

      "Permitted Transferee" shall mean:

            (i) in the case of Accenture, Accenture Ltd and Accenture Sarl and any Permitted Transferee thereof, an Accenture Party; provided, however, that such Permitted Transferee shall agree in writing to be bound by the terms of this Agreement in accordance with Section 7.2 prior to the Transfer of any shares of Stock to such Permitted Transferee; provided, further, that in the event that such Permitted Transferee ceases to be an Accenture Party, such Permitted Transferee shall Transfer any shares of Stock then held by such Permitted Transferee to an Accenture Party prior to such Permitted Transferee ceasing to be an Accenture Party; and

            (ii) in the case of Microsoft and any Permitted Transferee of Microsoft, a Subsidiary of Microsoft; provided, however, that such Permitted Transferee agrees in writing to be bound by the terms of this Agreement in accordance with Section 7.2 prior to the Transfer of any shares of Stock to such Permitted Transferee; provided, further, that in the event that such Permitted Transferee ceases to be a Subsidiary of Microsoft, such Permitted Transferee shall Transfer any shares of Stock then held by such Permitted Transferee to Microsoft or to a Subsidiary of Microsoft prior to such Permitted Transferee ceasing to be a Subsidiary of Microsoft.

      "Person" shall mean any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

      "Principal Competitor" shall mean:

            (a) with respect to Microsoft: (i) Oracle Corporation; Sun Microsystems, Inc.; IBM Corporation; AOL Time Warner Inc.; Hewlett-Packard; and the top three publishers of the Linux operating system ; (ii) any successor by merger, acquisition of all or substantially all assets or otherwise to any entity listed in clause (i); (iii) any Subsidiary of any entity identified in clause (i) or (ii) to the extent such Subsidiary is primarily engaged in the software publication business; and (iv) any other Persons mutually agreed upon by both Parties; and

            (b) with respect to Accenture: (i) Deloitte Touche Tohmatsu; Cap Gemini Ernst & Young; Bearing Point; Computer Sciences Corporation; Electronic Data Systems; Logica CMG; IBM Corporation; McKinsey & Company; Booz, Allen & Hamilton; and Atos Origin; (ii) any successors by merger, acquisition of all or substantially all assets or otherwise to any entity listed in clause (i); (iii) any Subsidiary of any entity identified in clause (i) or (ii) to the extent such Subsidiary is primarily engaged in the business of providing services within the scope of business consulting services; and (iv) any other Persons mutually agreed upon by both Parties.

      "Public Offering" shall mean the sale of shares of Common Stock of the Company to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

      "Put/Call Price" shall be the value of the Stock held by Microsoft and its Permitted Transferees determined in the following manner, : (i) if an Initial Public Offering has occurred, the per share value for each share of Common Stock shall be equal to the average of the closing sales price of the Company's stock (as reported by The Wall Street Journal or if not reported thereby, as reported by any other authoritative source) on each of the fifteen (15) consecutive trading days immediately preceding the date of exercise of the Put Right or the Call Right, as the case may be, and any convertible preferred stock included in such Stock shall be treated on an as-converted basis and (ii) if an Initial Public Offering has not occurred, the value shall be the fair market value of the Stock, as mutually agreed upon by Microsoft and Accenture; provided that in the event Microsoft and Accenture are unable to agree on the fair market value within fifteen (15) days through good faith negotiation, such fair market value shall be determined by a nationally recognized investment banking firm selected by mutual agreement of the Microsoft and Accenture, provided that if Microsoft and Accenture are unable to agree upon such an investment banking firm, each of Microsoft and Accenture shall select a nationally recognized investment banking firm and those two firms shall select a third nationally recognized investment banking firm to make such determination of fair market value. The fees and expenses of the investment banking firm in making such fair market value determination will be shared equally by Microsoft and Accenture.

      "Registerable Securities" means any Common Stock held by a Stockholder, any Common Stock issuable upon conversion of any Series A Preferred Stock held by a Stockholder, any Class A Common Stock issuable upon conversion of any Class B Common Stock held by a Stockholder, and any other securities which may be issued or distributed in respect of any such Common Stock by way of distribution, recapitalization, reclassification or similar transaction. As to any particular Registerable Securities, once issued such Common Stock shall cease to be Registerable Securities when (i) a registration statement with respect to the sale of such Common Stock shall have become effective under the Securities Act and such Common Stock shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred, and subsequent transfer or disposition of them shall not require registration or qualification of them under the Securities Act or any state Securities or blue sky law then in force or (iv) they shall have ceased to be outstanding.

      "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with Sections 8.1 and 8.2, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registerable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registerable Securities on any securities exchange pursuant to clause (h) of Section 8.3, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel selected by each Stockholder, provided such Stockholder is participating in such registration, and (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration but excluding underwriting discounts and commissions and transfer taxes, if any.

      "Related Agreements" shall mean, collectively, the Accenture Services Agreement, the Microsoft Services Agreement, the Accenture License Agreement, the Microsoft License Agreements, the Accenture Nondisclosure Agreement, the Microsoft Nondisclosure Agreement and the Avanade License Agreements.

      "Sales Engagement Activities" shall have the meaning set forth in the Accenture/Microsoft Alliance Plan.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

      "Stock" shall mean, collectively, the Common Stock and the Series A Preferred Stock.

      "Stockholders" shall mean, collectively, each of the parties hereto (except the Company) to the extent such party continues to hold Stock, and "Stockholder" means any one of the Stockholders.

      "Subsidiary" shall mean, with respect to any Person, (a) a corporation a majority of whose capital stock with the general voting power under ordinary circumstances to vote in the election of directors of such corporation (irrespective of whether or not, the time, any other class or classes of securities shall have, or might have, voting power by reason of the happening of any contingency) is at the time beneficially owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, or (b) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing such functions).

      "Target Clients" shall have the meaning set forth in the Accenture/Microsoft Alliance Agreement.

      "Target Geographies" shall have the meaning set forth in the Accenture/Microsoft Alliance Agreement.

      "Transfer" shall mean any transfer, sale, gift, assignment, exchange, mortgage, pledge, hypothecation, bequest, devise or other disposition of any Stock, options or warrants to acquire Stock or any interest therein.

      1.2 Other Definitions. The following terms are defined in the Sections indicated:

              Term                                       Section
--------------------------------                       ------------
Accenture                                              Introduction
Accenture Ltd                                          Introduction

              Term                                       Section
--------------------------------                       ------------
Accenture Sarl                                         Introduction
Accenture Sellers                                      11.4
Accenture Transitioned Personnel                       9.2
Agreement                                              Introduction
Amendment Effective Date                               Recitals
Call Right                                             11.2
Class A Common Stock                                   10.4(b)
Class B Common Stock                                   10.4(b)
Company                                                Introduction
Equity Securities                                      2.5(a)
Fair Market Value                                      2.5(d)
HSR Act                                                3.1(c)
Indemnified Parties                                    8.4(a)
Initial Accenture Contribution                         2.1
Initial Contributions                                  2.2
Initial Microsoft Contribution                         2.2
Losses                                                 8.4(a)
Microsoft                                              Introduction
Microsoft Transitioned Personnel                       9.2
Original Agreement                                     Recitals
Permitted Business Scope                               6.4(b)
Put Right                                              11.1
Reserved Employee Shares                               2.5(e)(i)
Series A Preferred Stock                               Recitals
Tag-Along Notice                                       11.4
Transitioned Personnel                                 9.2
Triggering Event                                       11.3

      1.3 Other Definitional Provisions; Interpretation. (a) The words "hereof, "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified.

            (b) The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms.

            (c) The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement

            (d) All matters to be agreed to by any party hereunder must be agreed to in writing by such party unless otherwise indicated herein.

                                    SECTION 2

                        CONTRIBUTIONS AND STOCK ISSUANCES

   2.1 Initial Contributions by Accenture. (a) Upon formation of the Company, the Company issued to Accenture ten (10) shares of Common Stock, and in consideration of such issuance Accenture made a cash payment to the Company of $100.00.

            (b) On the date of execution of the First Amended Agreement, the Company declared and paid a stock dividend on its outstanding Common Stock such that Accenture owned an aggregate of 100 shares of Common Stock.

            (c) As a contribution to the capital of the Company and in consideration of the issuance to Accenture of shares of Common Stock and Series A Preferred Stock in accordance with Section 2.3(a), Accenture has made the following contributions to the Company (collectively, the "Initial Accenture Contribution"):

            (i) on the date of execution of the First Amended Agreement, a cash contribution to the Company of $5,100;

            (ii) on the First Closing Date, certain intellectual property rights as set forth in the Accenture License Agreement;

            (iii) licenses or sublicenses to certain ideas, concepts, know-how and techniques of the Accenture Parties as set forth in the Accenture License Agreement, subject to the terms of the Accenture Nondisclosure Agreement; and

            (iv) subject to the provisions of Section 9.2(a) hereof, an assembled work force.

      2.2 Initial Contributions by Microsoft. As an initial contribution to the capital of the Company and in consideration of the issuance to Microsoft of shares of Common Stock and Series A Preferred Stock in accordance with Section 2.3(b), on the First Closing Date and thereafter, Microsoft made and shall make the following contributions to the Company (the "Initial Microsoft Contribution" and, collectively with the Initial Accenture Contribution, the "Initial Contributions"):

            (a) cash contributions in the aggregate amount of $385 million. All cash contributions pursuant to this Section 2.2(a) were made or shall be made by Microsoft by wire transfer of immediately available funds to an account of the Company. Cash contributions of Microsoft pursuant to this Section 2.2(a) were made in the following amounts on the following dates:

              Date                       Cash Contribution

              August 3, 2000             $135 million
              November 1, 2000           $50 million
              February 1, 2000           $50 million
              May 1, 2001                $50 million

              December 31, 2001          $100 million

            (b) Notwithstanding the foregoing, if any cash contribution is required to be made on any day that is not a Business Day, such cash contribution shall be made on the immediately succeeding Business Day;

            (c) certain intellectual property rights as set forth in the Microsoft License Agreements;

            (d) licenses or sublicenses to certain ideas, concepts, know-how and techniques of Microsoft and its Affiliates as set forth in the Microsoft License Agreement, subject to the terms of the Microsoft Nondisclosure Agreement;

            (e) subject to the provisions of Section 9.2(b) hereof, an assembled work force; and

            (f) an additional $99 in cash on the First Closing Date.

      2.3 Issuances of Stock(a) In consideration for the Initial Accenture Contribution pursuant to Section 2.1(b) hereto, the Company issued to Accenture on the date of execution of the First Amended Agreement, 51 million shares of Series A Preferred Stock.

            (b) In consideration for the Initial Microsoft Contribution pursuant to Section 2.2 hereto, on the First Closing Date the Company issued to Microsoft
(i) 99 shares of Common Stock and (ii) 49 million shares of Series A Preferred Stock.

      2.4 Additional Capital. (a) Except as may be set forth in the Purchase Agreement or an agreement subsequently entered into between the Company and a Stockholder, no Stockholder will be required to make any capital contributions to the Company other than those set forth in Sections 2.1 and 2.2.

            (b) The Company and the Stockholders anticipate that any cash in excess of the contributions required under Section 2.2 that is necessary to fund operations of the Company will be obtained directly by the Company in the form of loans from third party financial institutions, which loans will be non-recourse to the Stockholders. However, the Company may issue additional equity in order to obtain additional cash or other consideration to fund its operations or for any other purpose.

      2.5 Pre-Emptive Rights. (a) Subject to Sections 2.5(c) and 2.5(e) hereof, each Stockholder shall have a right of participation to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 2.5(e) hereof. Each Stockholder's pro rata share is equal to the ratio of (A) the number of shares of the Company's Common Stock of which such Stockholder is deemed to beneficially own immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Common Stock (including in each case in such ratio calculation all shares of Common Stock issued or issuable upon exercise all outstanding rights, options or warrants whose terms would result in the holder thereof being deemed to beneficially own shares of Common Stock) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock or other equity security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock or other equity security of the Company (including any option to purchase such a convertible security) and (iii) any option, warrant or other right to subscribe to or purchase any Common Stock or other equity security.

            (b) If the Company proposes to issue any Equity Securities, it shall give each Stockholder written notice of its intention, describing the Equity Securities, the identity of the proposed purchaser, the price and the terms and conditions upon which the Company proposes to issue the same. Each Stockholder shall have fifteen (15) days from the giving of such notice to agree to purchase all or any portion of such Stockholder's pro rata share (determined in accordance with Section 2.5(a)) of the Equity Securities being issued for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Stockholder who is not an "accredited investor" as defined in Regulation D of the Securities Act or who would cause the Company to be in violation of applicable securities laws by virtue of such offer or sale.

            (c) The rights of participation established by this Section 2.5 shall not apply to, and shall terminate upon the effective date of the registration statement pertaining to an Initial Public Offering.

            (d) Notwithstanding anything to the contrary in this Section 2.5, the purchase price for any purchase of Equity Securities by a Stockholder pursuant to this Section 2.5 shall be paid entirely in cash. To the extent that all or any portion of the consideration in a proposed issuance of Equity Securities is not cash, the cash purchase price per Equity Security paid by the Stockholders who exercise their rights under this Section 2.5 will equal the per security cash consideration (if any) plus the Fair Market Value of the non-cash consideration per security as of the date the Stockholders receive notice of their right to purchase hereunder. For purposes hereof, the "Fair Market Value" of any non-cash consideration means the following:

            (i) If the non-cash consideration consists of publicly-traded securities, such "Fair Market Value" shall mean the average daily closing sales price of such securities for the ten consecutive trading days preceding the date of Fair Market Value of such securities is required to be determined hereunder. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which such securities are listed and admitted to trading, or, if not listed and admitted to trading on any such exchange on the Nasdaq National Market System, or if not quoted on the National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

            (ii) If the non-cash consideration does not consist of publicly-traded securities, such "Fair Market Value" shall be such amount as is determined to be the fair market value of the non-cash consideration as of the date such Fair Market Value is required to be determined hereunder as determined in good faith by the Board.

            (e) The rights of participation established by this Section 2.5 shall have no application to any of the following Equity Securities:

                  (i) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Company or any Subsidiary thereof, pursuant to stock purchase or stock option plans or other such arrangements that are approved by the Board of Directors (the "Reserved Employee Shares");

                  (ii) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

                  (iii) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

                  (iv) any Equity Securities issued upon the conversion, exchange or exercise of any other Equity Securities whose initial issuance was subject to this Section 2.5;

                  (v) any Equity Securities that are issued by the Company pursuant to a Public Offering; and

                  (vi) any issuance of Equity Securities that Accenture and Microsoft both agree in writing is exempt from the provisions of this
      Section 2.5; and

                  (vii) Accenture consents for all purposes, including under this Agreement and the Company's articles of incorporation to the sale of the Purchased Shares (as defined in the Purchase Agreement) to Microsoft.

                                    SECTION 3

                         REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties of the Stockholders. Each of the Stockholders represents and warrants to the other parties hereto as follows:

            (a) Due Organization. Such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to conduct its business as now conducted by it. Such Stockholder has all requisite power and authority to enter into this Agreement and the other Related Agreements to which it is a party and to perform its obligations hereunder and thereunder.

            (b) Authorization and Validity of Agreement. The execution, delivery and performance by such party of this Agreement and the other Related Agreements to which such

Stockholder is a party and the consummation by such Stockholder of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or equivalent organizational action on the part of such party. This Agreement and each of the other Related Agreements to which such Stockholder is a party have been (or will be as of such later date of execution of this Agreement by a Stockholder who is a Permitted Transferee of Stock), duly executed and delivered by such party and constitutes a valid and legally binding obligation of such Stockholder, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

            (c) No Government Approvals or Notices Required; No Conflict with Instruments. Except as described in Schedule 3.1(c), the execution, delivery and performance of this Agreement and the Related Agreements by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach of any provision of the charter or bylaws (or equivalent governing documents) of such Stockholder, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority (except for any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")), (iii) require the consent or approval of any Person (other than a Governmental Authority) or violate or conflict with, or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a lien on any of the assets contributed by such Stockholder to the Company under, any of the terms, conditions or provisions of any contract or license to which such Stockholder is a party or by which it or its assets or property are bound, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder; other than any consents and approvals the failure of which to obtain and any violations, conflicts, breaches defaults and other rights set forth pursuant to clauses (ii), (iii) and (iv) above which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on either (x) the assets contributed by such Stockholder to the Company as part of the Initial Contributions or (y) the ability of such Stockholder to perform its obligations hereunder or under the Related Agreements to which it is a party.

      3.2 Representations and Warranties of the Company. The Company represents and warrants to each of the Stockholders as follows:

            (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Washington. The Company has full corporate power and authority to execute and deliver this Agreement and the Related Agreements and to issue Stock and perform its obligations hereunder and thereunder. This Agreement and each of the Related Agreements has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

            (b) The Stock to be issued pursuant to this Agreement, upon conversion of the Series A Preferred Stock or upon conversion of any Class B Common Stock has been duly authorized and, when issued as contemplated hereby or upon conversion of the Series A Preferred

Stock or Class B Common Stock, as applicable, will be duly and validly issued, fully paid and nonassessable.

            (c) None of the execution, delivery or performance of this Agreement or the Related Agreements or the issuance of the Stock by the Company will conflict with the Certificate of Incorporation or the Bylaws or result in any breach of any terms or provisions of, or constitute a default under, any contract, agreement or instrument to which the Company is a party or by which the Company is bound.

                                    SECTION 4

                            AMENDMENT AND RESTATEMENT

      This Agreement amends certain provisions of the Second Amended Agreement and restates the terms of the Second Amended Agreement in their entirety so as to reflect and give effect to such amendments. This Agreement shall become effective upon the Amendment Effective Date and the First Amended Agreement shall be deemed terminated in all respects thereafter. All amendments to the Second Amended Agreement effected by this Agreement, and all other covenants, agreements, terms and provisions of this Agreement, shall have effect from the Amendment Effective Date, and each of the representations and warranties made in
Section 3 shall be deemed to be made as of such date.

                                    SECTION 5

                              OPERATING OBJECTIVES;
                        CONDUCT OF THE COMPANY'S BUSINESS

      5.1 Operating Objectives of the Company. The most general operating objectives of the Company are to build an entrepreneurial, profitable and scalable organization with industry leading Microsoft Technology Competency dedicated to the development and delivery of Avanade Service Offerings, reference architectures, knowledge capital and related intellectual property that accelerate deployment of Microsoft Enterprise Solutions Platform based business solutions to Target Clients. It is the intention of the Stockholders and the Company that the Company be operated in a reasonable manner that maximizes its profit.

      5.2 Scope of the Company's Business. (a) Subject to the terms of the Certificate of Incorporation and this Agreement, the Company's business will be to apply industry leading Microsoft Technology Competency to develop and deliver Avanade Service Offerings, knowledge capital, reference architectures and related intellectual property to plan, build, implement and manage Microsoft Enterprise Solution Platform based business solutions. The Company will primarily provide technology services in the enterprise and web infrastructure market, data center operations market, middleware and development platform market, knowledge management and collaboration market, digital dashboard and enterprise portal market, data warehousing/business intelligence market and eCommerce market. The Company's Service Offerings, knowledge capital, reference architectures and related intellectual property will serve as the basis for Vertical Market and Horizontal Market business solutions offered by Microsoft, Accenture and Industry Clients.

            (b) Notwithstanding anything to the contrary in this Agreement or any Related Agreement, the Company shall not provide Business Strategy Consulting Services, Change Management Consulting Services or Business Process Consulting Services or otherwise conduct its business in violation of the terms of the Certificate of Incorporation.

      5.3 Company Offices. Unless otherwise agreed upon by each of Accenture and Microsoft, the Company's headquarters office shall be located in or near Redmond, Washington and the Company will maintain a substantial showcase presence near Microsoft's headquarters in Redmond Washington. The consent rights of Microsoft under this Section 5.3 shall terminate in the event Microsoft and its Permitted Transfereees collectively own securities of the Company representing an aggregate of less than ten percent (10%) of the votes entitled to be cast in the election of directors of the Company.

      5.4 Branding. Subject to the terms of the Accenture License Agreement and the Microsoft License Agreement, the Company's services and offerings will be branded using both the Accenture and Microsoft brands in a manner to be mutually agreed by Accenture and Microsoft. In addition, it is intended that the Company quickly develop its own recognizable brand. In the event that either Microsoft or Accenture changes its brand for any reason, upon notice to Avanade: (1) Avanade's rights to use the brand shall vest in the new brand; (2) Avanade shall forego any rights to use the previous brands; and (3) Avanade shall forthwith cease to make use of the previous brand.

      5.5 Subsidiaries. Additional Subsidiaries of the Company may be established at the discretion of the Board.

      5.6 Use of Microsoft Technology in Offerings. To the greatest extent possible (taking into account client needs and preferences and Microsoft's product offerings), all Avanade Service Offerings will be based on and take full advantage of the Microsoft Enterprise Solutions Platform. The Company will often work with third party products as necessary to port, integrate and interface them with Microsoft platforms, products or technology. However, only on a rare exception basis will competing products or technologies be used to deliver client solutions. In the event that the Company personnel offering a Avanade Services Offering for a client in a Go-to-Market Focus Area determine that commercial or technical issues would appear to prevent a solution deployment on the Microsoft Enterprise Solutions Platform, then the following will apply. To the greatest extent acceptable to the client and appropriate in light of the project's timetable and requirements, the Company will provide Microsoft with an opportunity to involve, as appropriate, its Microsoft Consulting Services personnel and relevant Microsoft product groups (at no cost to the Company or its client) for consultation with personnel of the Company to evaluate the potential barriers and how they may be resolved. In the event Microsoft does consult on the matter in a timely fashion, the Company will use commercially reasonable efforts to consider and, to the extent it deems appropriate under the circumstances, implement Microsoft's written response. Microsoft will coordinate its consultation process with the Company's personnel so as not to interfere with or delay the client's project schedules.

      5.7 Internal Use of Microsoft Products by the Company. All of the Company's internal enterprise and web infrastructure, knowledge management, customer management and business solutions will be based on and, to the extent commercially reasonable, take full advantage of the Microsoft Enterprise Solutions Platform.

      5.8 The Company's Go-To-Market Focus Areas, Target Clients and Sales Engagement. As further set forth in the Accenture/Microsoft Alliance Agreement, the Parties shall cooperatively go-to-market with Avanade Service Offerings, which cooperation shall include, but not necessarily limited to, Marketing Initiatives and Sales Engagement Activities directed at Target Clients worldwide.

      5.9 Alliance Strategies/Alliances. Accenture, Microsoft and the Company anticipate that the Company will pursue alliances with systems integrators, original equipment manufacturers and independent software vendors. The Company will establish relationships with independent contractors and sub-contractors to address those situations when the Company is resource constrained.

      5.10 Affiliate Transactions. The Company will not enter into any material transaction with Accenture Ltd or any of its Subsidiaries unless (i) such transaction is on terms no less favorable to the Company than it would obtain in a comparable arm's length transaction with a third party that is not Accenture Ltd or a Subsidiary thereof or (ii) such transaction is approved by Microsoft, such approval not to be unreasonably withheld. Transactions with third party customers or clients entered into in the ordinary course of business (including those in which either the Company or Accenture acts as a subcontractor for each other) shall not be considered material transactions for purposes of this
Section 5.10.

                                    SECTION 6

                                   GOVERNANCE

      6.1 Board of Directors Prior to an Initial Public Offering. (a) Prior to the closing of an Initial Public Offering, the Board shall consist of six directors consisting of the following persons: (i) four directors designated by Accenture, (ii) one director designated by Microsoft and (iii) the Chief Executive Officer of the Company. Unless otherwise agreed by Microsoft, three of the directors designated by Accenture pursuant to this Section 6.1(a) will consist of the chief corporate development officer of Accenture, two senior Accenture market unit partners and the managing partner of Accenture's Technology Competency. Unless otherwise agreed by Accenture, the director designated by Microsoft will consist of its Chief Financial Officer until September 30, 2002, and after such date will be determined by Microsoft after consultation with Accenture. Microsoft will also appoint two persons to attend the meetings of the Board as non-voting observers, and not as a members of the Board. Unless otherwise agreed by Accenture, the observer will consist of the Vice President of Worldwide Services of Microsoft or another Vice President reasonably acceptable to Accenture until September 30, 2002, and after such date will be determined by Microsoft after consultation with Accenture. Each of the Stockholders and the Company agrees to take all action necessary to cause each of the designees described in this Section 6.1(a) to be elected or appointed to the Board at all times prior to the closing of an Initial Public Offering. Without limiting the foregoing, each Stockholder agrees that at all times prior to the closing of an Initial Public Offering, it will vote all of the shares of Stock owned or held of record by it, and cause all of the other shares of Stock beneficially owned by it to be voted, to elect and, during such period, to continue in office a Board consisting solely of the persons specified in this Section 6.1.

            (b) If either Accenture or Microsoft notifies the other Stockholders in writing of its desire to remove, with or without cause, any director of the Company previously designated by it in accordance with this Section 6.1, the other Stockholder will vote (to the extent eligible to vote) all of the shares of Stock beneficially owned or held of record by it, so as to remove such director or, upon request, each Stockholder will promptly execute and return to the Company any written resolution to such effect. No removal pursuant to the WBCA of an individual designated pursuant to this Section 6.1 will affect any of the rights of the Stockholders to designate a different individual.

            (c) If any director previously designated by a Stockholder ceases to serve on the Board (whether by reason of death, resignation, removal or otherwise), the Stockholder who designated such director will be entitled to designate a successor director to fill the vacancy created thereby, and each Stockholder will vote (to the extent eligible to vote) all of the shares of Stock beneficially owned or held of record by it or him or her in favor of such designation or, upon request, each Stockholder will promptly execute and return to the Company any written resolution to such effect.

      6.2 Board of Directors on and after an Initial Public Offering. On and after the closing of an Initial Public Offering, the Board shall be structured so as to consist of such number of directors elected in such manner as is in the best interest of the Company.

      6.3 Board Approvals. The marketing plan, three-year plan and annual budget of the Company shall each be subject to review and approval by the Board, and copies of each proposed marketing plan, three-year plan and annual budget to be reviewed by the Board shall be provided to each of the Board members and the board observer at least three (3) business days in advance of any Board meeting with respect to the approval thereof. The strategies of the Company with respect to its alliances with system integrators, original equipment manufacturers and independent software vendors shall also be subject to review and approval by the Board. With respect to proposals relating to such strategies, materials relating to such proposals shall be delivered to the Board members and its observer not less than three (3) business days prior to their formal consideration by the Board.

      6.4 Microsoft Consent Rights. Actions by the Stockholders or the Board will be taken as provided by law or the Certificate of Incorporation, provided that the Company and the Stockholders shall not effect and shall cause not to be effected without the prior written consent of Microsoft :

            (a) the issuance by the Company or any of its Subsidiaries of any Equity Securities to any Principal Competitor of Microsoft;

            (b) the acquisition or disposition by the Company or any of its Subsidiaries (by purchase, sale, merger, consolidation or otherwise) of assets or securities of any third party in any transaction for consideration in excess of $100 million;

            (c) entry of the Company or any of its Subsidiaries into any line of business or scope of business activity other than those set forth in Section 5 hereto and any business activities reasonably related or ancillary thereto ("Permitted Business Scope"), provided that in the event the Company or any of its Subsidiaries acquires any entity or business that has as part of its operations activities outside the Permitted Business Scope, the Company or such Subsidiary shall terminate or divest those activities outside the Permitted Business Scope as soon as reasonably practicable, but no later than twelve (12) months from the date of such acquisition;

            (d) any amendment or modification to the Certificate of Incorporation or the Bylaws adversely affecting Microsoft relative to Accenture or any other Stockholder;

            (e) prior to such time as the Call Right becomes exercisable, any merger, consolidation or similar business combination of the Company with an Accenture Party or with a Microsoft Principal Competitor; and

            (f) the repurchase or redemption of any equity of the Company from any Accenture Party unless Microsoft has the right to participate in such repurchase or redemption, at Microsoft's election, on a pro rata basis.

                                    SECTION 7

                                    TRANSFERS

      7.1 Limitations on Transfer. (a) Microsoft agrees that prior to the 181st day after consummation of an Initial Public Offering, Microsoft and its Permitted Transferees will not effect any Transfer except for (i) Transfers to the Company in transactions that are approved by the Board and Accenture, (ii) Transfers to Permitted Transferees pursuant to Section 7.2, (iii) Transfers approved in writing by Accenture, (iv) Transfers pursuant to Section 11 hereof and (v) Transfers pursuant to Section 6.8.3 of the Accenture/Microsoft Alliance Agreement. On and after the 181st day after consummation of an Initial Public Offering, Microsoft and its Permitted Transferees may effect any Transfer subject only to Section 7.1(b) and Section 8.6 (if applicable). Accenture, Accenture Ltd and Accenture Sarl each agrees that prior to the earlier of (x) an Initial Public Offering and (y) December 31, 2004, Microsoft and its Permitted Transferees will not effect any Transfer except for (i) Transfers to Permitted Transferees pursuant to Section 7.2, (ii) Transfers approved in writing by Microsoft and (iii) Transfers pursuant to Section 6.8.3 of the Accenture/Microsoft Alliance Agreement. After the earlier of (x) an Initial Public Offering and (y) December 31, 2004, subject to the provisions of Section
11.4 hereof Accenture, Accenture Ltd and Accenture Sarl and their Permitted Transferees may effect any Transfer to any Person other than a Principal Competitor of Microsoft.

            (b) Each Stockholder agrees that it will effect any Transfer only in compliance with the Securities Act and any other applicable securities laws.

      7.2 Transfers to Permitted Transferees. Notwithstanding anything contained herein to the contrary, but subject to compliance with applicable securities laws, each of the Stockholders may Transfer any of its shares of Stock to such Stockholder's Permitted Transferees who agree by delivery of a written transfer acknowledgment in form and substance reasonably acceptable to the

Company to become a party to, and be bound to the same extent as its transferor by the terms of, this Agreement.

      7.3 Effect of Void Transfers. In the event of any purported Transfer in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect and the Company will not give effect to such Transfer.

      7.4 Legend on Securities. Each certificate representing unregistered shares of Stock or options, warrants or securities convertible into Stock issued by the Company to the Stockholders will bear the following legend on the face thereof, in the case of Stock, or an equivalent legend in the case of options, warrants or convertible securities:

      "THE SHARES OF [COMMON] [PREFERRED] STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CONTRIBUTION AND STOCKHOLDERS AGREEMENT AMONG ACCENTURE, MICROSOFT AND AVANADE (THE "COMPANY") DATED FEBRUARY 23, 2000, AS MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT."

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW AND, ACCORDINGLY, MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (COLLECTIVELY, A TRANSFER) UNLESS SUCH TRANSFER IS MADE PURSUANT TO A REGISTRATION STATEMENT OR POST-EFFECTIVE AMENDMENT THERETO EFFECTIVE UNDER THE SECURITIES ACT OR SUCH TRANSFER IS EXEMPT FROM OR NOT SUBJECT TO THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION."

                                    SECTION 8

                               REGISTRATION RIGHTS

      8.1 Incidental Registrations. (a) If the Company at any time after the date hereof proposes to register its Common Stock under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account (other than with respect to any registration pursuant to Section 8.2, in which case the rights granted to Stockholders of Registerable Securities under this
Section 8.1 shall not apply), pursuant to a registration statement on which it is permissible to register Registerable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to all holders of Registerable Securities of its intention to do so and of such Stockholders' rights under this Section 8.1. Subject to the terms of this Section 8, upon the written request of any such Stockholder made within fifteen (15) days after the receipt of any such notice (which request shall specify the Registerable Securities intended to be disposed of by such Stockholder), the Company will use its best efforts to effect the registration under the Securities Act of all Registerable Securities which the Company has been so requested to register by the holders thereof; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the Common Stock to be sold by it, the Company may, at its election, give written notice of such determination to each holder of Registerable Securities and, thereupon, shall be relieved of its obligation to register any Registerable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), (ii) if such registration involves an underwritten offering, all holders of Registerable Securities requesting and entitled to be included in the Company's registration must sell their Registerable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings and (iii) if a registration requested pursuant to this Section 8.1(a) involves an underwritten public offering, any holder of Registerable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such Common Stock in connection with such registration.

            (b) The Company will pay all Registration Expenses in connection with each registration of Registerable Securities requested pursuant to this
Section 8.1.

            (c) If a registration pursuant to this Section 8.1 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Common Stock requested and entitled to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse impact on such offering as contemplated by the Company (including the price at which the Company proposes to sell such Common Stock), then the Company will include in such registration (i) first, 100% of the Common Stock the Company proposes to sell and (ii) second, to the extent of the number of Registerable Securities requested and entitled to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of Registerable Securities requested and entitled to be included in such registration by the Stockholders, such amount to be allocated pro rata among all requesting Stockholders on the basis of the relative number of Registerable Securities then held directly or indirectly by each such Stockholder, provided that any Registerable Securities thereby allocated to any such Stockholder that exceed such Stockholder's request will be reallocated among the remaining requesting Stockholders in like manner.

      8.2 Registration on Request. (a) Subject to the provisions of this Section 8.2, upon the written request of any one or more holders of Registrable Securities that each own at least 5% of the then outstanding Registrable Securities requesting that the Company effect the registration under the Securities Act of all or part of such holder's or holders' Registerable Securities, and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all other holders of Registerable Securities, and thereupon will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

            (i) the Registerable Securities which the Company has been so requested to register by such holder or holders initially requesting that the Company effect the registration; and

            (ii) all Registerable Securities which the Company has been requested to register by any other Stockholder that owns at least 5% of the then outstanding Registrable Securities by written request given to the Company within fifteen (15) days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registerable Securities),

            (iii) so as to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registerable Securities so to be registered; provided that unless Accenture consents thereto in writing, the Company shall not be obligated to file a registration statement relating to any registration request under this Section 8.2(a) (x) (other than a registration statement on Form S-3 or any successor or similar short-form registration statement) within a period of six months after the effective date of any other registration statement relating to (A) any registration request under this Section 8.2(a) that was not effected on Form S-3 (or any successor or similar short-form registration statement) or (B) any registration effected under Section 8.1, or (y) if with respect thereto, the managing underwriter, the SEC, the Securities Act or the rules and regulations thereunder, or the form on which the registration statement is to be filed, would require the conduct of an audit other than the regular audit conducted by the Company at the end of its fiscal year, in which case the filing may be delayed until the completion of such regular audit (unless the holders of the Registerable Securities to be registered agree to pay the expenses of the Company in connection with such an audit other than the regular audit).

            (b) Notwithstanding anything contained in this Section 8.2 to the contrary, (1) the Company shall not be obligated to effect any registration in which the aggregate sales price to the public of the Registrable Securities being sold is less than $5 million, (2) no Stockholder shall be entitled to request that a registration statement be filed pursuant to this Section 8.2 until the 181st day after the closing of the Initial Public Offering, (3) Microsoft and its Permitted Transferees shall collectively be entitled to request not more than a total of two long-form registrations and not more than a total of four registrations on Form S-3 (or any successor or similar short-form registration statement) under the Securities Act pursuant to this Section 8.2, and (4) Microsoft and its Permitted Transferees shall collectively be entitled to request no more than a total of two registrations of any type pursuant to this Section 8.2 during any calendar year.

            (c) If any registration requested pursuant to this Section 8.2 which is proposed by the Company to be effected by filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten Public Offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

            (d) The Company will pay all Registration Expenses in connection with the registrations of Registerable Securities pursuant to this Section 8.2 upon the written request of any of the Stockholders.

            (e) If a requested registration pursuant to this Section 8.2 involves an underwritten offering, the holders of a majority of the Registrable Securities being registered shall have the right to select the investment banker or bankers and managers to administer the offering, subject to the consent of the Company which will not be unreasonably withheld or delayed.

            (f) If a requested registration pursuant to this Section 8.2 involves an underwritten offering and the managing underwriter advises the initiating Stockholder(s) in writing that, in its opinion, the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse impact on such offering as contemplated by the initiating Stockholder(s) (including the price at which the initiating Stockholder(s) proposes to sell such Common Stock), then the number of such Registerable Securities to be included in such registration shall be allocated pro rata among all requesting Stockholders on the basis of the relative number of Registerable Securities then held directly or indirectly by each such Stockholder (provided that any shares of Common Stock thereby allocated to any such Stockholder that exceed such Stockholder's request shall be reallocated among the remaining requesting Stockholders in like manner).

      8.3 Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registerable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible:

            (a) prepare and, in any event within thirty (30) days after the end of the period within which a request for registration may be given by a Stockholder (within ten (10) days if the filing is to be made on Form S-3), file with the SEC a registration statement with respect to such Registerable Securities and use its best efforts to cause such registration statement to become effective; provided that the Company may discontinue any registration of its Common Stock which is being effected pursuant to Section 8.1 at any time prior to the effective date of the registration statement relating thereto;

            (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 180 days and to comply with the provisions of the Securities Act with respect to the disposition of all Common Stock covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company shall furnish to one counsel selected by Accenture and one counsel selected by Microsoft, in each case, provided such Stockholder or its Permitted Transferee is participating in such registration, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

            (c) furnish to each seller of such Registerable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registerable Securities by such seller;

            (d) use its best efforts to register or qualify such Registerable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdiction as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registerable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

            (e) use its best efforts to cause such Registerable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registerable Securities;

            (f) notify each seller of any such Registerable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (b) of this Section 8.3, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus (including one or more copies of such prospectuses or of a registration statement including such prospectus marked to indicate the amendments or supplements thereto) as may be necessary so that, as thereafter delivered to the purchasers of such Registerable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

            (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

            (h) use its best efforts to list such Registerable Securities on each securities exchange on which the shares of such class of Common Stock are then listed, if such Registerable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registerable Securities covered by such registration statement not later than the effective date of such registration statement;

            (i) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as sellers of such Registerable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registerable Securities;

            (j) obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as sellers of such Registerable Securities shall reasonably request;

            (k) make available for inspection by representatives of the sellers of such Registerable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such sellers or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

            (l) cause the senior executive officers of the Company to participate in the customary "road show" presentations that may be reasonably requested by the Stockholders or the managing underwriter in any underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

      The Company may require each seller of Registerable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such Common Stock as the Company may from time to time reasonably request in writing.

      Each holder of Registerable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (f) of this Section 8.3, such Stockholder will forthwith discontinue disposition of Registerable Securities pursuant to the registration statement covering such Registerable Securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (f) of this Section 8.3, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registerable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in clause (b) of this Section 8.3 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (f) of this Section 8.3 and including the date when each seller of Registerable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (f) of this
Section 8.3.

      8.4 Indemnification. (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to Sections 8.1 or
8.2 or otherwise, the Company hereby indemnifies and agrees to hold harmless, to the full extent permitted by law, (i) each holder of Registerable Securities covered by such registration statement and each Affiliate of such holder and their respective directors, officers, employees, advisors, agents and general and limited partners (and the directors, officers, affiliates and controlling Persons thereof), (ii) each other Person who participates as an underwriter in the offering or sale of such securities and (iii) each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) (each a "Loss" and collectively "Losses"), joint or several, and expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities that arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or any document incorporated by reference thereto, or (y) any omission or alleged omission to state therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading and the Company will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such Loss; provided, that the Company will not be liable to any Indemnified Party in any such case to the extent that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to the Company by such Indemnified Party for use in the preparation thereof; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registerable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 8.4(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registerable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such holder or any Indemnified Party and will survive the transfer of such securities by such holder.

            (b) In the event of registration of any securities of the Company under the Securities Act pursuant to Sections 8.1 or 8.2 hereof, the Company may require that each selling holder of Registerable Securities agree (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) from and against any Losses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the registration statement under which such Registerable Securities were registered under the Securities Act (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling holder to the Company specifically for inclusion in such registration statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registerable Securities to the Person asserting such Loss. In no event shall the liability of any selling holder of Registerable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder under the sale of the Registerable Securities giving rise to such indemnification obligation. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the holders, or any of their respective affiliates, directors, officers or controlling Persons and will survive the transfer of such securities by such holder.

            (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 8.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations under Sections 8.4(a) or 8.4(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. Notwithstanding anything to the contrary stated herein, upon commencement of any such action in which either or both of Accenture or Microsoft is an indemnified party pursuant to this Section 8.4, each of Accenture and/or Microsoft, as the case may be, shall be entitled to its own counsel with respect to such claim and the Company shall be liable for the reasonable fees and expenses of such counsel and all other costs incurred by or on behalf of Accenture and/or Microsoft with respect to such claim. In all other cases in which such an action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such indemnified party's reasonable judgment, (i) having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the indemnified party, or (iii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, then such indemnified party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such indemnified party in such action, it being understood, however, that the indemnifying party will not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (and not more than one separate firm of local counsel at any time for all such indemnified parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

            (d) Indemnification similar to that specified in this Section 8.4 (with appropriate modifications) will be given by the Company and each holder of Registerable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

            (e) The indemnification required by this Section 8.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as and when bills are received or Losses are incurred.

            (f) If recovery is not available under the foregoing indemnification provisions of this Section 8.4 for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof will be entitled to contribution to liabilities and expenses from the indemnifying parties. In determining the amount of contribution to which the respective parties are entitled, there will be considered the relative benefits received by each party from the offering of the Registerable Securities (taking into account the portion of the proceeds realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any misstatement or omission and any other equitable considerations appropriate under the circumstances. Notwithstanding anything in this Section 8.4(f) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 8.4(f) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registerable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4(f) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations previously referred.

            (g) The obligations of the parties under this Section 8.4 will be in addition to any liability which any party may otherwise have to any other party.

      8.5 Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registerable Securities, make publicly available such information), and it will take such further action as any holder of Registerable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registerable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registerable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements. Notwithstanding anything contained in this Section 8.5, the Company may deregister under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

      8.6 Holdback Agreement. If any such registration shall be in connection with an underwritten Public Offering, each holder of Registerable Securities agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Common Stock, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering), for 90 days after the effective date of such registration, and for 180 days after the effective date of the Initial Public Offering, or such shorter periods as the managing underwriters may permit.

                                    SECTION 9

                                    PERSONNEL

      9.1 Determination of Personnel Requirements and Recruiting. (a) The Company staffing will be based on skill sets needed by the Company, and will be obtained by transitions of personnel from Accenture and Microsoft as provided in
Section 9.2 below, by subcontracting personnel from both Accenture as provided in the Accenture Master Employee Services Agreement and Microsoft as provided in the Microsoft Master Employee Services Agreement, and by hiring of personnel directly by the Company.

            (b) Accenture has provided and may provide recruiting services to the Company as provided in the Accenture Services Agreement until the Company has developed the capability to perform such services on its own behalf.

            (c) Employee compensation packages of the Company will be structured to be competitive and will include an equity component. Compensation from the Company for its employees will not differentiate between employees originating from Accenture and those originating from Microsoft.

            (d) It is the intention of Accenture, Microsoft and the Company that subcontracted employees will be kept to a minimum and such parties will agree on incentives to discourage subcontracting.

      9.2 Personnel Transitioned from Stockholders. (a) Accenture will use commercially reasonable efforts to make available for employment by the Company twelve hundred (1200) employees during the three (3) year period following the Initial Closing Date, all per a schedule established by the Parties (the "Accenture Transitioned Personnel").

            (b) Microsoft will use commercially reasonable efforts to make available for employment by the Company twenty-five (25) employees during the first year following the Initial

Closing Date, all per a schedule established by the Parties (the "Microsoft Transitioned Personnel" and collectively with the Accenture Transitioned Personnel, the "Transitioned Personnel").

            (c) The Transitioned Personnel will be employees of Accenture and Microsoft who have previously demonstrated high quality performance in their employment with Accenture or Microsoft, as the case may be, and must be acceptable to the Company. The Company will have the ultimate authority to determine whether the Transitioned Personnel are performing satisfactorily and will have the right to accept or reject any Transitioned Personnel and will have no obligation to initially accept or to subsequently retain any individual as an employee. The Company will be responsible for the costs of all training of the Transitioned Personnel for their employment by the Company incurred after the date of such transition.

      9.3 Non-solicitation. (a) Each of Accenture and the Company agrees that the solicitation of employees of the Company for employment by Accenture or its Affiliates, or the solicitation of employees of Accenture or its Affiliates for employment by Company, each a "Solicitation", would have an adverse impact on the party whose employees were subject to such Solicitation (the "Solicited Party"). Each of Accenture and the Company agrees that it will, and it will cause its Affiliates to, take all commercially reasonable steps to prevent its employees from making such Solicitations (unless such solicitations receive prior written approval from the Solicited Party, which approval must come from the Chief Executive Officer in the case of the Company); to use commercially reasonably efforts to cause itself and its Affiliates to enforce such prohibition; and, to the extent that it becomes aware of any such unapproved Solicitation occurring within itself or any of its Affiliates, to take commercially reasonable action to cause such Solicitation to immediately cease. The prohibitions on the Solicitation contained in this Section 9.3(a) will apply with respect to all employees of Accenture, the Company, and their Affiliates. The obligations of Accenture and the Company, respectively, under this Section
9.3 (including, without limitation, Section 9.3(c)) will terminate when Accenture and its Permitted Transferees collectively own securities of the Company representing an aggregate of less than fifteen percent (15%) of the votes entitled to be cast in the election of directors of the Company.

            (b) Each of Microsoft and the Company or its Affiliates agrees that the Solicitation of employees of the Company for employment by Microsoft, or the Solicitation of employees of Microsoft for employment by Company or its Affiliates, would have an adverse impact on the Solicited Party. Each of Microsoft and the Company agrees that it will, and it will cause its Affiliates to, take all commercially reasonable steps to prevent its employees from making such Solicitations (unless such solicitations receive prior written approval from the Solicited Party, which approval must come from the Chief Executive Officer in the case of the Company and the Microsoft Director: Accenture/Avanade Alliance in the case of Microsoft); to use commercially reasonably efforts to cause itself and its Affiliates to enforce such prohibition; and, to the extent that it becomes aware of any such unapproved Solicitation occurring within itself or any of its Affiliates, to take commercially reasonable action to cause such Solicitation to immediately cease. The prohibition on the Solicitation contained in this Section 9.3(b) will apply with respect to all employees of Microsoft, the Company and their respective Affiliates. The obligations of Microsoft and the Company under this Section 9.3 (including, without limitation, Section 9.3(c)) will terminate when Microsoft and its Permitted Transferees collectively own securities of the Company representing an aggregate of less than fifteen percent (15%) of the votes entitled to be cast in the election of directors of the Company.

            (c) Nothing in this Agreement shall prohibit Microsoft, Accenture or the Company from soliciting employees of the other through general advertising or comparable forms of general solicitation not specifically targeted at such employees.

      9.4 Errors and Omissions Insurance. The Company shall purchase and maintain at the Company's expense officers and directors insurance on behalf of each of the directors and officers of the Company with such terms and coverage as shall be determined by the Board.

                                   SECTION 10

                                    COVENANTS

      10.1 Filings. As promptly as practicable after the date of this Agreement, each of the parties hereto shall make or cause to be made all filings and submissions under applicable laws and regulations, if any, as may be required for the consummation of the transactions contemplated by this Agreement and the Related Agreements. Each of the parties hereto and their respective Affiliates shall coordinate and cooperate in exchanging such information and providing such reasonable assistance as may be requested by either of them in connection with the filings and submissions contemplated by this Section 10.1.

      10.2 Agreement to Cooperate; Further Assurances. In case at any time after the Amendment Effective Date any further action is necessary or desirable to make any of the Initial Contributions (including obtaining any third party consents) or otherwise to carry out the purposes of this Agreement, the proper officers and directors of the Parties hereto and their respective Affiliates shall execute such further documents (including assignments, acknowledgments and consents and other instruments of transfer) and shall take such further action as shall be necessary or desirable to effect such transfer and to otherwise carry out the purposes of this Agreement, in each case to the extent not inconsistent with applicable law.

      10.3 Public Statements. Before any party or any Affiliate of such party shall release any information concerning this Agreement or the matters contemplated hereby which is intended for or may result in public dissemination thereof, they shall cooperate with the other parties, shall furnish drafts of all documents or proposed oral statements to the other parties, provide the other parties the opportunity to review and comment upon any such documents or statements and shall not release or permit release of any such information without the consent of the other parties, except to the extent required by applicable law or the rules of any securities exchange or automated quotation system on which its securities or those of any of its Affiliates are traded.

      10.4 Initial Public Offering. Prior to the closing of any Initial Public Offering the parties hereto will take all necessary action to cause the Certificate of Incorporation to be amended to provide for two classes of Common Stock, Class A Common Stock ("Class A Common Stock") and Class B Common Stock ("Class B Common Stock"), having the terms set forth in Exhibit 10.4. Any conversion of Series A Preferred Stock in connection with an Initial Public Offering will be into Class B Common Stock. At the time of the creation of the Class A Common Stock all outstanding Common Stock will be converted into Class A Common Stock and all outstanding options, warrants or other rights to acquire Common Stock will become options, warrants or other rights to acquire Class A Common Stock. For as long as the Accenture Parties and Microsoft own shares of Class B Common Stock the Company will not issue any shares of Class B Common Stock to any Person other than an Accenture Party or Microsoft.

      10.5 Reservation of Common Stock; Stock Exchange Listing. (a) The Company will at all times reserve and keep available for issuance from its authorized but unissued shares a number of shares of Common Stock equal to the minimum number of shares of Common Stock issuable upon conversion of the outstanding Series A Preferred Stock.

            (b) In the event that any shares of Class B Common Stock are outstanding, the Company will at all times reserve and keep available for issuance from its authorized but unissued shares a number of shares of Class A Common Stock equal to the maximum number of shares of Class A Common Stock issuable upon conversion of all outstanding shares of Class B Common Stock.

            (c) After the consummation of an Initial Public Offering, the Company will use its best efforts to list on each securities exchange or inter dealer quotation system on which the shares of Class A Common Stock are listed the shares of Class A Common Stock issuable upon conversion of the outstanding shares of Class B Common Stock (to the extent such listing is permitted by the rules of such securities exchange or inter dealer quotation system).

                                   SECTION 11

                    CERTAIN RIGHTS TO PURCHASE OR SELL STOCK

      11.1 Microsoft Put Right. (a)(i) At any time after a Triggering Event occurring after December 31, 2003 as provided in Section 11.3(d) hereof or (ii immediately prior to an Avanade Change of Control or (iii) within ninety (90) days after an Accenture Change of Control, if earlier, Microsoft shall have the right (the "Put Right") to cause Accenture Sarl to purchase all, but not less than all, of the Stock held by Microsoft and its Permitted Transferees. Avanade will notify Microsoft not less than ten (10) days prior to an Avanade Change of Control, and Accenture will notify Microsoft promptly (and in any event not more than ten (10) days) after an Accenture Change of Control. If Microsoft wishes to exercise the Put Right, Microsoft shall provide written notice to Accenture Sarl. The purchase price for the Stock held by Microsoft and its Permitted Transferees shall equal the Put/Call Price of such Stock as of the date of Microsoft's notice of exercise of the Put Right, payable as set forth in Section 11.1(b). The purchase price shall be payable in cash unless otherwise mutually agreed by Accenture Sarl and Microsoft. The Put Right shall terminate upon an Initial Public Offering.

            (b) The closing with respect to any exercise of the Put Right shall take place at the principal office of Avanade within thirty days after final determination of the Put/Call Price, provided that all orders, consents and approvals of Governmental Authorities legally required for the closing of such sale shall have been obtained and be in effect. At such closing, Accenture Sarl shall deliver cash or a certified check or checks in the appropriate amount against the delivery of the certificate or certificates representing the Stock so purchased validly assigned. The Stock shall be delivered to Accenture Sarl free and clear of all liens and encumbrances of any nature whatsoever. Accenture Sarl agrees to maintain at all times during the term of this Agreement adequate assets to satisfy its obligations under this
Section 11.1

      11.2 Accenture Call Right. (a) At any time after a Triggering Event as provided in Section 11.3(d) hereof, Accenture Sarl shall have the right (the "Call Right") to purchase all, but not less than all, of the Stock held by Microsoft and its Permitted Transferees. If Accenture Sarl wishes to exercise the Call Right, Accenture Sarl shall provide prior written notice to Microsoft. The purchase price for the Stock shall be the Put/Call Price of such Stock as of the date of Accenture Sarl's notice of exercise of the Call Right, payable as set forth in Section 11.2(b). The purchase price shall be payable in cash unless otherwise mutually agreed by Accenture Sarl and Microsoft. The Call Right shall terminate upon an Initial Public Offering.

            (b) The closing with respect to any exercise of the Call Right shall take place at the principal office of Avanade within thirty days after final determination of the Put/Call Price, provided that all orders, consents and approvals of Governmental Authorities legally required for the closing of such sale shall have been obtained and be in effect. At such closing, Accenture Sarl shall deliver cash or a certified check or checks in the appropriate amount against the delivery of the certificate or certificates representing the Stock so purchased validly assigned. The Stock shall be delivered to Accenture Sarl free and clear of all liens and encumbrances of any nature whatsoever. Accenture Sarl shall have the right to assign its rights under this Section 11.2 to any Accenture Party.

      11.3 Rights After Triggering Events. (a) Definition of Triggering Events. Each of the following events set forth in clauses (i) through (iii) below will constitute a "Triggering Event" after December 31, 2003, for purposes of Section 11.3.

            (i) Microsoft, Accenture Ltd or any of their respective Subsidiaries (the "At-Fault Party") forms a Competing Alliance with IBM Corporation; provided that notwithstanding the foregoing, Microsoft shall not be restricted in any way from formalizing arrangements associated with collaborative research, development, marketing and sale of enabling technology, Microsoft Enterprise Solutions Platform software and computer hardware products other than Competing Services or Competing Business Solutions;

            (ii) The At-Fault Party directly or indirectly makes a Material Investment in a Principal Competitor of Microsoft (if the At-Fault Party is Accenture Ltd) or Accenture (if the At-Fault Party is Microsoft); or a Principal Competitor of Microsoft (if the At-Fault Party is Accenture Ltd) or Accenture (if the At-Fault Party is Microsoft) directly or indirectly acquires outstanding equity of the At-Fault Party that represents (x) more than twenty percent (20%) of the votes entitled to be cast by the holders of all outstanding equity of the At-Fault Party or (y) more than twenty percent (20%) of the value of all outstanding equity of the At-Fault Party; provided that notwithstanding the foregoing, both Microsoft and Accenture shall have the right to make a Material Investment in an application services provider or hosting provider; or

            (iii) The At-Fault Party forms, creates or otherwise makes a direct or indirect investment (in one or a series of transactions) in any Avanade Competitor of comparable (or greater) size to Avanade (measured on the basis of both number of personnel and locations), provided that notwithstanding the foregoing, both Microsoft and Accenture Ltd or their Subsidiaries may make a Permitted Avanade Competitor Investment.

            (b) Requirement to Negotiate. In the event any Triggering Event has occurred, Microsoft and Accenture agree to negotiate in good faith to determine whether there is any action that could be taken to resolve the Triggering Event which would be satisfactory to both Microsoft and Accenture. In the event Microsoft and Accenture can agree upon any such resolution within fourteen (14) days, Microsoft and Accenture will implement such resolution and in the event such agreed-upon resolution is performed within the time agreed upon by the Parties, and such occurrence will no longer be considered a Triggering Event for purposes of this Section 11.3. In the event Microsoft and Accenture cannot agree upon a resolution within fourteen (14) days of commencing the negotiations or the agreed-upon resolution is not performed in the agreed-upon time, the provisions of Section 11.3(c) shall apply.

            (c) Escalation Requirements. Each Triggering Event that has not been resolved by Microsoft and Accenture within fourteen (14) days of commencing the negotiations provided for in Section 11.3(b) above shall be submitted on the next Business Day for resolution to the Alliance Management Committee. The Alliance Management Committee will negotiate in good faith to resolve such Triggering Event within fourteen (14) days after its submission. In the event the Alliance Management Committee can agree upon any such resolution within fourteen (14) days, Microsoft and Accenture will implement such resolution and in the event such agreed-upon resolution is performed within the time agreed upon by Microsoft and Accenture, and such occurrence will no longer be considered a Triggering Event for purposes of this Section 11.3. If the Alliance Management Committee is unable to resolve such Triggering Event to the satisfaction of each of Microsoft and Accenture within such fourteen (14) day period, the Triggering Event shall be submitted to the respective chief executive officers of each of Microsoft and Accenture on the Business Day immediately following the end of such fourteen (14) day period. After such Triggering Event has been submitted to the chief executive officers of Microsoft and Accenture, such chief executive officers shall negotiate in good faith to resolve such Triggering Event in at least one face-to-face meeting to be held within thirty (30) days of such matter's being submitted to them. If the chief executive officers of Microsoft and Accenture resolve the Triggering Event, then Microsoft and Accenture will implement such resolution and in the event such agreed-upon resolution is performed within the time agreed upon by Microsoft and Accenture, and such occurrence will no longer be considered a Triggering Event for purposes of this Section 11.3. If the chief executive officers of Microsoft and Accenture are unable to resolve such Triggering Event within thirty (30) days of its submission to them, Microsoft (if Accenture was the At-Fault Party) or Accenture (if Microsoft was the At-Fault Party) shall have the right (but not the obligation) to require application of the provisions of Section 11.3(d) below.

            (d) Unresolved Triggering Events. In the event a Triggering Event occurs and no resolution is reached by Microsoft and Accenture with respect to such Triggering Event pursuant to Sections 11.3(b) and (c) above, (i) if the At-Fault-Party is Microsoft or a Subsidiary thereof, Accenture Sarl will have the right at its option to purchase all Stock held by Microsoft for a purchase price equal to the Put/Call Price and (ii) if the At-Fault-Party is Accenture or a Subsidiary thereof, Microsoft will have the right at its option to sell to Accenture Sarl all Stock held by Microsoft for a purchase price equal to the Put/Call Price. The rights described in this Section 11.3(e) can only be exercised in writing within thirty (30) days after the expiration of the escalation process set forth in Section 11.3(c) above, and the closing of a purchase or sale of Microsoft's Stock under this Section 11.3(d) shall occur ninety (90) days after such election. Accenture Sarl shall have the right to assign its rights under this Section 11.3 to any Accenture Party. Accenture Sarl agrees to maintain at all times during the term of this Agreement adequate assets to satisfy its obligations under this Section 11.3

            (f) The remedy procedures set forth in this Section 11.3 shall be the sole remedies under the Agreement with respect to the matters addressed in this Section 11.3.

      11.4 Tag-Along Rights. If at any time that is both (x) prior to an Initial Public Offering and (y) after December 31, 2004, any of Accenture, Accenture Ltd or Accenture Sarl and/or any of their respective Permitted Transferees (the "Accenture Sellers") propose to effect a Transfer to any person or entity other than a Permitted Transferee, Accenture shall provide written notice (the "Tag-Along Notice") to Microsoft at least ten (10) calendar days prior to any such Transfer, such Tag-Along Notice to describe the proposed Transfer in reasonable detail, including the amount of stock to be transferred, the nature and terms of the transfer, the transfer price and consideration to be paid, and the name and address of each prospective purchaser. Microsoft shall have the right, exercisable upon written notice to Accenture within ten (10) calendar days after receipt of the Tag-Along Notice, to participate in such sale on the same terms and conditions specified in the Tag-Along Notice by selling that portion of the Stock held by Microsoft equal to the product of (i) the total shares of Stock to be sold by the Accenture Sellers and (ii) a fraction, the numerator of which is the number of shares of Stock owned by Microsoft (including Series A Preferred Stock on an as-converted basis) as of the date of the Tag-Along Notice and the denominator of which is the total number of shares of Stock (including Series A Preferred Stock on an as-converted basis) outstanding as of the date of the Tag-Along Notice; provided that in order to be entitled to exercise this right Microsoft must agree to make substantially the same representations, warranties, covenants, indemnities and other similar agreements as the Accenture Seller agree to make to the purchaser in connection with such proposed transfer. Microsoft shall effect its participation in a sale by delivering for Transfer to the prospective purchaser pursuant to the terms and conditions specified in the Tag-Along Notice one or more certificates, properly endorsed for transfer, which represent the type and number of shares of Stock that Microsoft elects to sell pursuant to this Section 11.4, and the purchaser shall concurrently therewith remit to Microsoft that portion of the sale proceeds to which Microsoft is entitled by reason of its participation in such sale. The legal, investment banking and other out-of-pocket expenses of the Accenture Sellers incurred by the Accenture Sellers in connection with the negotiation, execution and consummation of such transaction shall be borne entirely by the Accenture Sellers. To the extent that any prospective purchaser refuses to purchase Stock from Microsoft in an exercise of its tag-along rights hereunder, the Accenture Sellers shall not sell to such prospective purchaser any shares of Stock unless and until, simultaneously with such sale, the Accenture Sellers shall purchase such shares from Microsoft.

                                   SECTION 12

                                   TERMINATION

      12.1 Termination of Certain Provisions Following an Initial Public Offering. (a) Effective upon the closing of an Initial Public Offering the following provisions of this Agreement will terminate and, subject to Section 12.1(c) below, have no further force or effect: Sections 2.4(b), 2.5, 5.2(a), 5.1, 5.3, 5.4, 5.5, 5.8, 5.9, 6.1(a), 6.4, 9.1, 9.2 and 9.4.

            (b) Effective upon the three year anniversary of the closing of an Initial Public Offering, the following provisions of this Agreement will terminate and, subject to Section 12.1(c) below, have no further force or effect: Section 5.2(b), 5.6 and 5.7.

            (c) The termination of any provision of this Agreement pursuant to this Section 12.1 will not relieve any party for any liability arising from a breach of such provision prior to its termination.

                                   SECTION 13

                                      OTHER

      13.1 Additional Securities Subject to Agreement. Each Stockholder agrees that any other shares of Stock, and any options, warrants or other rights to obtain Stock or other securities convertible into Stock, which it hereafter acquires by means of a stock split, stock dividend, distribution, exercise of options or warrants or otherwise will be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

      13.2 Termination. This Agreement will terminate upon the written agreement of all of the parties hereto, and otherwise will terminate with respect to a particular Stockholder (except as provided in the following proviso) on the date that such Stockholder no longer owns any shares of Stock, options, warrants or other rights to obtain Stock or other securities convertible into Stock. This Agreement will also terminate with respect to Microsoft in the event Microsoft exercises the Put Right or Accenture or its Affiliate exercises the Call Right.

      13.3 Injunctive Relief. Each Stockholder and the Company acknowledges and agrees that a violation of any of the terms of this Agreement will cause the other parties hereto irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that each of the parties hereto will be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in addition to any other remedy to which they may be entitled at law or equity.

      13.4 Obligations of the Company. The Company shall be the sole party liable for its obligations hereunder and under the other Related Agreement and none of the Stockholders will have any liability to the Company or any other Stockholder with respect to such liabilities of the Company.

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

      13.5 Amendments. This Agreement may be amended only by a written instrument executed by each of the Parties hereto. Any amendment effected in accordance with the immediately preceding sentence will be binding on all of the parties to this Agreement.

      13.6 Successors, Assigns and Transferees. The provisions of this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and Permitted Transferees, each of which will agree in a writing reasonably satisfactory in form and substance to the Company to become a party hereto and be bound to the same extent hereby as the transferor that has transferred the Stock; provided, that if a Stockholder transfers a portion of its or his Stock, options, warrants or other rights to obtain Stock, other securities convertible into Stock to a Permitted Transferee which is entitled to rights of the transferor hereunder, then such transferee(s) of such transferor will exercise such rights as a single group with that transferor and its Affiliates (and such rights will be exercised by the holders of a majority of the Stock held by such group (determined on an as-converted-to Common Stock basis)).

      13.7 Notices. Any notices or other communications required or permitted hereunder will be sufficiently given if delivered personally or sent by telecopier, Federal Express or other overnight courier, addressed as follows or to such other address of which the parties may have given notice:

      To Accenture, Accenture Ltd or Accenture Sarl:

             c/o Accenture LLP
             5215 North O'Connor Blvd.
             Suite 2100
             Irving Texas, 75039
             Attention: Clifford Jury
             Telecopy: Number Redacted
             Telephone: Number Redacted

             With copies to:

             c/o Accenture LLP
             1661 Page Mill Road
             Palo Alto, CA 94304
             Attention: General Counsel
             Telecopy: Number Redacted
             Telephone: Number Redacted

             c/o Accenture LLP
             1661 Page Mill Road
             Palo Alto, CA 94304
             Attention: Chief Financial Officer
             Telecopy: Number Redacted
             Telephone: Number Redacted

      To Microsoft:

             Microsoft Corporation
             One Microsoft Way
             Redmond, Washington  98052
             Attention: Chief Financial Officer
             Telecopy: Number Redacted
             Telephone: Number Redacted

             With copies to:

             Microsoft Corporation
             One Microsoft Way
             Redmond, Washington  98052
             Attention: Deputy General Counsel, Finance and Operations
             Telecopy: Number Redacted
             Telephone: Number Redacted

             With an additional copy to:

             Preston Gates & Ellis LLP
             701 Fifth Avenue, Suite 5000
             Seattle, Washington  98104-7078
             Attention: Christopher H. Cunningham
             Telecopy: Number Redacted
             Telephone: Number Redacted

      To the Company:

             Avanade Inc.
             2211 Elliott Ave., Suite 200
             Seattle, Washington 98121
             Attention: Mitchell Hill
             Telecopy: Number Redacted
             Telephone: Number Redacted
             E-mail: E-mail Redacted

             With a copy to:

             Avanade Inc.
             2211 Elliott Ave., Suite 200
             Seattle, Washington 98121
             Attention: General Counsel
             Telecopy: Number Redacted
             Telephone: (206) 239-5600

             With an additional copy to

             Perkins Coie LLP
             1201 Third Avenue, Suite 4800
             Seattle, WA 98101
             Attention: Ben Straughan
             Telecopy: Number Redacted
             Telephone: Number Redacted

Unless otherwise specified herein, such notices or other communications will be deemed received (i) on the date delivered, if delivered personally or sent by telecopier, and (ii) one business day after being sent by Federal Express or other overnight courier.

      13.8 Integration. This Agreement, the Related Agreements and the documents referred to herein or therein, or delivered pursuant hereto or thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

      13.9 Severability. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof will not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto will be enforceable to the fullest extent permitted by law.

      13.10 Counterparts. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts each of which will be deemed an original, but all of which will constitute one and the same instrument.

      13.11 Governing Law. This Agreement will be construed in accordance with, and the rights of the parties will be governed by, the laws of the State of Delaware.

      13.12 Arbitration. (a) In the event a dispute occurs with respect to (i) the terms and conditions to be included in the form of any Related Agreement not set forth in its entirety as an exhibit to this Agreement or another Related Agreement executed on or prior to the date hereof or (ii) any claim, dispute or other matter arising out of or relating to this Agreement, the parties hereto will promptly attempt to settle such dispute through consultation and negotiation in good faith and in a spirit of mutual cooperation. If agreement is reached concerning the resolution of such dispute, then such agreement shall be final, conclusive and binding on the parties hereto. If, on or before the tenth day after written notice of such dispute is given by one party to the other parties, such dispute has not been resolved by the agreement of all the parties, such dispute shall be settled by an expedited arbitration proceeding conducted in accordance with the then-current CPR Non-Administered Arbitration Rules and the Federal Rules of Evidence in New York, New York by a panel of three arbitrators who satisfy the requirements of Section 13.12(b). Each of Microsoft and Accenture shall select an arbitrator, and those two arbitrators shall select a third arbitrator who also satisfies the requirements of Section 13.12(b). The parties hereto shall provide such arbitrators with such information as may be reasonably requested in connection with the arbitration of such dispute and shall otherwise cooperate with each other and such arbitrators in good faith and with the goal of resolving such dispute as promptly as reasonably practicable. The arbitrators' decision and award with respect to the dispute referred to shall be final and binding on the parties hereto and may be entered in any court with jurisdiction, and the parties hereto shall abide by such decision and award. The cost of the arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award, as applicable (including, without limitation, attorneys' fees and costs), shall be borne by the unsuccessful party (if any) and shall be awarded as part of the arbitrators' award; provided however, that if the arbitrators do not find one party to be unsuccessful then the cost of the arbitral proceeding shall be paid equally by the parties hereto.

            (b) Each arbitrator appointed pursuant to Section 13.12(a) shall be an attorney who practices law, who has substantial experience in negotiating and drafting agreements of a type similar to this Agreement or any Related Agreements that is the subject of the dispute, as applicable, and who has not, and who is not a member or employee of any firm which has, rendered legal services to any of the parties to the dispute or any of their Affiliates within the preceding five years and who has no interest (other than the receipt of customary fees for services as an arbitrator) in the matter in dispute.

      13.13 Expenses. Except as set forth in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs.

      13.14 Specific Performance. Each of the parties acknowledges that the rights of the parties to make and receive certain contributions contemplated hereby on the dates set forth herein are unique and recognizes and affirms that in the event of a breach of Accenture's obligations under Section 2.1 or Microsoft's obligations under Section 2.2, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. According, the parties agree that such non-breaching party shall have the right in addition to any other rights and remedies existing in the favor at law or in equity, to enforce their rights and Accenture's and Microsoft's obligations arising under Sections 2.1 and 2.2 hereof, respectively, not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

      13.15 Miscellaneous. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed and bylaws enacted, exercise their votes and do and perform and cause to be done such further acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                                           AVANADE INC.

                                           By: _________________________________
                                               Name:
                                               Title:

                                           ACCENTURE LLP

                                           By: _________________________________
                                               Name:
                                               Title:

                                           ACCENTURE LTD

                                           By: _________________________________
                                               Name:
                                               Title:

                                           ACCENTURE INTERNATIONAL SARL

                                           By: _________________________________
                                               Name:
                                               Title:

                                           MICROSOFT CORPORATION

                                           By: _________________________________
                                               Name:
                                               Title:

                                  EXHIBIT 10.4
             TERMS OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK

            C. Common Stock. The common stock that the Corporation shall have the authority to issue shall be comprise of o shares designated as Class A Common Stock, par value $.0001 per share (the "CLASS A COMMON STOCK"), and o shares designated as Class B Common Stock, par value $.0001 each (the "CLASS B COMMON STOCK", and together with the Class A Common Stock, the "COMMON STOCK").

                  1. Class A Common Stock. (a) The holders of shares of Class A Common Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors of the Corporation out of funds legally available for such purpose, payable on the same date fixed for the payment of the corresponding dividend on the Class B Common Stock (other than a dividend payable in shares of Class B Common Stock or in options, warrants or other securities exercisable for or convertible into Class B Common Stock), in an amount per share (rounded to the nearest cent if payable in cash) equal to the aggregate per share amount of any cash dividend and the aggregate per share amount (payable in kind) of any non-cash dividend (other than a dividend payable in shares of Class B Common Stock or in options, warrants or other securities exercisable for or convertible into Class B Common Stock) paid on the Class B Common Stock.

                      (b) In the event this Corporation shall at any time
            declare and pay any dividend on the Class B Common Stock payable in shares of Class B Common Stock or in options, warrants or other securities exercisable for or convertible into Class B Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Class B Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Class B Common Stock or in options, warrants or other securities exercisable for or convertible into Class B Common Stock) into a greater or lesser number of shares of Class B Common Stock, then in each such case this Corporation shall, as the case may be, declare and pay an equivalent dividend per share on the Class A Common Stock payable in shares of Class A Common Stock or in options, warrants or other securities exercisable for or convertible into Class A Common Stock or effect an equivalent subdivision or combination or consolidation of the outstanding shares of Class A Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Class A Common Stock or in options, warrants or other securities exercisable for or convertible into Class A Common Stock) into a greater or lesser number of shares of Class A Common Stock.

                      (c) The Corporation shall declare a dividend on the Class
            A Common Stock as provided in subparagraphs (a) and (b) of this paragraph 1 at the same time that it declares any dividend on the Class B Common Stock and shall effect a subdivision or combination or consolidation of the outstanding shares of Class A Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Class A Common Stock or in options, warrants or other securities exercisable for or convertible into Class A Common Stock) into a greater or lesser number of shares of Class A Common Stock as provided in subparagraph (b) of this paragraph 1 at the same time that it effects any subdivision or combination or consolidation of the outstanding shares of Class B Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Class B Common Stock or in options, warrants or other securities exercisable for or convertible into Class B Common Stock) into a greater or lesser number of shares of Class B Common Stock.

                      (d) Except as set forth in subparagraphs (a) through (c)
            of this paragraph 1, holders of shares of Class A Common Stock shall not be entitled to receive, and this Corporation shall not declare or pay, any dividend or distribution (whether in cash, property or securities) on the Class A Common Stock.

                      (e) In the event of a Business Transaction (as defined
            below), the holders of the Class A Common Stock shall be entitled to receive the same consideration per share as the holders of Class B Common Stock; provided, however, that in the event that all or any part of such consideration includes voting securities, unless otherwise agreed by the holders of a majority of the outstanding Class B Common Stock, the holders of Class B Common Stock shall be entitled to receive securities that reflect the same ratio of voting rights in relation to the Class A Common Stock as provided in paragraphs 1(g) and 2(g) of this Section C of Article FIFTH (i.e., three votes by the holders of Class B Common Stock for every one vote by the holders of Class A Common Stock) if, following the issuance of such voting stock, the holders of Class B Common Stock prior to such Business Transaction would hold securities representing a majority of the voting power of the issuer of such securities. "BUSINESS TRANSACTION" shall mean any merger, consolidation or other business combination in which Common Stock is being exchanged for cash, shares or other consideration.

                      (f) In the event of any voluntary or involuntary
            liquidation, dissolution or winding-up of this Corporation, the holders of the Class A Common Stock shall be entitled together with the holders of the Class B Common Stock to receive all the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each such holder.

                      (g) Except as may otherwise be required by law or this
            Certificate of Incorporation, each holder of Class A Common Stock shall have one vote in respect of each share of Class A Common Stock held by such holder on each matter in respect of which the holders of Common Stock are entitled to vote, and the holders of the Class A Common Stock shall vote together with the holders of the Class B Common Stock as a single class.

                      (h) So long as any shares of Class A Common Stock are
            outstanding, this Corporation shall not, without the written consent or affirmative vote of the holders of a majority of the shares of Class A Common Stock at the time outstanding, voting separately as a class, either in writing or by resolution called for at an annual or special meeting called for that purpose, amend this Certificate of Incorporation so as to adversely affect the rights of the holders of shares of Class A Common Stock, relative to the rights of the holders of Class B Common Stock.

            2. The Class B Common Stock. The holders of shares of Class B Common Stock shall be entitled to receive dividends, when, as and if declared by the Board or Directors out of funds legally available for such purpose, payable on the same date fixed for the payment of the corresponding dividend on the Class A Common Stock (other than a dividend payable in shares of Class A Common Stock or in options, warrants or other securities exercisable for or convertible into Class A Common Stock), in an amount per share (rounded to the nearest cent if payable in cash) equal to the aggregate per share amount of any cash dividend and the aggregate per share amount (payable in kind) of any non-cash dividend (other than a dividend payable in shares of Class A Common Stock or in options, warrants or other securities exercisable for or convertible into Class A Common Stock) paid on the Class A Common Stock.

                      (b) In the event this Corporation shall at any time
            declare and pay any dividend on the Class A Common Stock payable in shares of Class A Common Stock or in options, warrants or other securities exercisable for or convertible into Class A Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Class A Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Class A Common Stock or in options, warrants or other securities exercisable for or convertible into Class A Common Stock) into a greater or lesser number of shares of Class A Common Stock, then in each such case this Corporation shall, as the case may be, declare and pay an equivalent dividend per share on the Class B Common Stock payable in shares of Class B Common Stock or in options, warrants or other securities exercisable for or convertible into Class B Common Stock or effect an equivalent subdivision or combination or consolidation of the outstanding shares of Class B Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Class B Common Stock or in options, warrants or other securities exercisable for or convertible into Class B Common Stock) into a greater or lesser number of shares of Class B Common Stock.

                      (c) The Corporation shall declare a dividend on the Class
            B Common Stock as provided in subparagraphs (a) and (b) of this paragraph 2 at the same time that it declares any dividend on the Class A Common Stock and shall effect a subdivision or combination or consolidation of the outstanding shares of Class B Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Class B Common Stock or in options, warrants or other securities exercisable for or convertible into Class B Common Stock) into a greater or lesser number of shares of Class B Common Stock as provided in subparagraph (b) of this paragraph 2 at the same time that it effects any subdivision or combination or consolidation of the outstanding shares of Class A Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Class A Common Stock or in options, warrants or other securities exercisable for or convertible into Class A Common Stock) into a greater or lesser number of shares of Class B Common Stock.

                      (d) Except as set forth in subparagraphs (a) through (c)
            of this paragraph 2, holders of shares of Class B Common Stock shall not be entitled to receive, and this Corporation shall not declare or pay, any dividend or distribution (whether in cash, property or securities) on the Class B Common Stock.

                      (e) In the event of a Business Transaction, the holders of the Class B Common Stock shall be entitled to receive the same consideration per share as the holders of Class A Common Stock, provided that in the event that all or any part of such consideration includes voting securities, unless otherwise agreed by the holders of a majority of the outstanding Class B Common Stock, the holders of Class B Common Stock shall be entitled to receive securities that reflect the same ratio of voting rights in relation to the Class A Common Stock as provided in paragraphs 1(g) and 2(g) of this Section C of Article FIFTH (i.e., three votes by the holders of Class B Common Stock for every one vote by the holders of Class A Common Stock) if, following the issuance of such voting stock, the holders of Class B Common Stock prior to such Business Transaction would hold securities representing a majority of the voting power of the issuer of such securities.

                      (f) In the event of any voluntary or involuntary
            liquidation, dissolution or winding-up of this Corporation, the holders of the Class B Common Stock shall be entitled together with the holders of the Class A Common Stock to receive all the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each such holder.

                      (g) Except as may otherwise be required by law or this
            Certificate of Incorporation, each holder of Class B Common Stock shall have three votes in respect of each share of Class B Common Stock held by such holder on each matter in respect of which the holders of Common Stock are entitled to vote, and the holders of the Class B Common Stock shall vote together with the holders of the Class A Common Stock as a single class.

                      (h) So long as any shares of Class B Common Stock are
            outstanding, this Corporation shall not, without the written consent or affirmative vote of the holders of a majority of the shares of Class B Common Stock at the time outstanding, voting separately as a class, either in writing or by resolution called for at an annual or special meeting called for that purpose, amend this Certificate of Incorporation so as to adversely affect the rights of the holders of shares of Class B Common Stock, relative to the rights of the holders of Class A Common Stock.

                      (i) Each holder of Class B Common Stock shall have the
            right at any time to convert all or any part of such holder's shares of Class B Common into the equivalent number of shares of fully paid and nonassessable Class A Common Stock. Each share of Class B Common Stock issued and outstanding shall convert automatically into one fully paid and nonassessable share of Class A Common Stock immediately upon the transfer of the record ownership thereof to any person other than Accenture, Microsoft or any Affiliates of Accenture or Microsoft or their successors (a "TRANSFER"). For the purposes of this paragraph 2 of Section C of Article FIFTH, "AFFILIATE" shall mean, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person; provided that in the case of Accenture, each Accenture Person shall be deemed herein an Affiliate of Accenture. For purposes of the foregoing sentence, "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any person, means the direct or indirect possession of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

                      (j) This Corporation shall not issue any shares of Class B
            Common Stock to any person other than Accenture, Microsoft or any Affiliate of Accenture or Microsoft or their successors.

                      (k)(i) Any optional conversion shall be effective upon
            delivery of the stock certificate (or certificates) representing the shares of Class B Common Stock to be so converted to the Corporation with written notice of conversion.

                            (ii) Conversion of a share of Class B Common Stock
                  into a share of Class A Common Stock pursuant to Paragraph 2(i) of this Section C of Article FIFTH shall be deemed to have been effected at the time of the Transfer or the surrender of the stock certificate with written notice of optional conversion, as the case may be, that resulted in such conversion (hereinafter, the "CONVERSION TIME"). Immediately upon such conversion, the rights of the holders of shares of Class B Common Stock so converted as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the Conversion Time and unpaid as of the Conversion Time. In the event the stock transfer books of this corporation shall be closed at the Conversion Time, such person or persons shall be deemed to have become such holder or holders of record of the Class A Common Stock at the opening of business on the next succeeding day on which such stock transfer books are open.

                            (iii) As promptly as practicable after the
                  Conversion Time, upon the delivery to the Corporation of the certificates formerly representing shares of Class B Common Stock (or in the event such certificates are lost or destroyed, delivery of written certification to such effect satisfactory to the Corporation), the Corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of the surrendered certificates formerly representing shares of Class B Common Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Class A Common Stock into which the shares of Class B Common Stock formerly represented by such certificates have been converted in accordance with the provisions of paragraph 2(i) and this paragraph 2(j) of this Section C of Article FOURTH.

                            (iv) The Corporation will pay any and all
                  documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to paragraph 2(i) and this paragraph 2(j) of this Section C of Article FIFTH; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the registered holder of Class B Common Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to this corporation the amount of any such tax or has established, to the satisfaction of this corporation, that such tax has been paid.

                            (v) The Corporation shall at all times reserve and
                  keep available, out of the aggregate of its authorized but unissued Common Stock and its issued Common Stock held in its treasury, for the purpose of effecting the conversion of the Class B Common Stock, the full number of shares of Class A Common Stock then deliverable upon the conversion of all outstanding shares of the Class B Common Stock.